Exhibit 99.1

Entrada Networks Selected by Raytheon to Supply FDDI Adapter Cards

San Diego, CA;-(BUSINESS WIRE)- Nov. 2, 2004-; Entrada Networks, Inc. (OTCBB: ESAN) announced today that its 2250 series Fiber Distributed Data Interface (FDDI) PMC adapter cards produced by Rixon Networks, Inc., its wholly owned subsidiary, have been selected by Raytheon Integrated Defense Systems (IDS) for application in the U.S. Navy's highly automated Ship Self-Defense System (SSDS) Open Architecture program. SSDS is designed to provide rapid-reaction anti-air defense capability against anti-ship missiles. Raytheon IDS is the prime contractor and systems integrator. The U.S. Navy has awarded Raytheon IDS a multi-million dollar contract to design, produce and deliver Ship Self-Defense System Mk2 enhanced to an open architecture computing environment.

Rixon Network's highly successful, optimal performing 2250-FD series FDDI PMC adapter card is currently deployed onboard hundreds of U.S. Navy ships and embedded in U.S. Navy training simulators in support of AN/SQQ89 and Battle Force Tactical Training programs. Rixon Networks has shipped thousands of FDDI PMC, VME and PCI adapter cards that are integrated in military, transportation and industrial systems under the brand names of CMC, RNS and Osicom.

About Entrada Networks

Entrada Networks, through its operating subsidiaries, Torrey Pines Networks, Inc., Rixon Networks, Inc., and Sync Research, Inc., is focused on developing and marketing products and solutions in the storage networking and network connectivity industries. Torrey Pines Networks specializes in the design and development of its storage and metropolitan area networks transport product line, Silverline™, which is designed to interconnect geographically separate data centers and post production facilities of film studios, or to aggregate different types of data or video traffic of university campuses or fiber to home of Cable operators or companies with significant price/feature advantage. Over just one strand of dark fiber in a metropolitan area and up to over 100 km, our products provide 4:1 bi-directional capacity increase at wire speed and at a significantly lower price. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. Entrada Networks is headquartered in San Diego, CA. www.entradanetworks.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements include the risk that our ability to successfully integrate several companies and achieve expected synergies, the ability of the combined company to develop and market successfully and in a timely manner new service products, and other risks detailed from time to time in our filings with the SEC. Since these forward-looking statements involve risks and uncertainties and are subject to change at any time, Entrada Networks’ actual results could differ materially from expected results. These forward-looking statements speak only as of the date hereof. Entrada Networks undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Entrada Networks’ filings with the Securities and Exchange Commission (the "SEC"), including but not limited to Entrada Networks’ Form 10-K for the fiscal year ended January 31, 2004, filed with the SEC on May 14, 2004, and its Forms 10-QSB for the fiscal quarters ended April 30, 2004 and July 31, 2004, filed with the SEC on June 14, 2004, and September 17, 2004, respectively.

Contact Information:
Jim Loofbourrow
Entrada Networks
(858) 597-1102
jloofbourrow@entradanet.com
www.entradanetworks.com